Exhibit 10(a)

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT dated as of September 1, 2016 (this “Amendment”), is entered into among WD-40 COMPANY, a Delaware corporation (the “Borrower”), the Guarantors identified on the signature pages hereto (together with the Borrower, each a “Loan Party” and collectively the “Loan Parties”) and BANK OF AMERICA, N.A. (the “Lender”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (defined below).

RECITALS

A.The Loan Parties and the Lender entered into that certain Credit Agreement dated as of June 17, 2011 (as amended and modified from time to time, the “Credit Agreement”).

B.The parties hereto have agreed to amend the Credit Agreement as provided herein.

C.In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.Amendments.

(a) Subclause (b) of the definition of “Change of Control” contained in Section 1.01 of the Credit Agreement is amended and restated to read as follows:

(b)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;  or

(b) Section 8.01(o) of the Credit Agreement is amended and restated to read as follows:

(o)other Liens in favor of the Lender.

(c) Section 8.03(h) of the Credit Agreement is amended and restated to read as follows:

(h)other Indebtedness owing to the Lender.

(d) Subclause (a)(5) of Section 8.09 of the Credit Agreement is hereby amended and restated to read as follows:

(5) other agreements entered into with the Lender

(e) Section 8.12 of the Credit Agreement is hereby amended and restated to read as follows:

8.12Prepayment of Other Indebtedness, Etc.

(a)Amend or modify any of the terms of any Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Lender) if such amendment or modification would add or change any terms in a manner adverse to the Company or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

(b)Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of the Company or any Subsidiary (other than Indebtedness owing to the Lender).

(f) Section 8.15 of the Credit Agreement is hereby amended and restated to read as follows:

8.15Capital Expenditures.

Permit Consolidated Capital Expenditures to exceed $7,500,000 for any fiscal year.

Notwithstanding anything to the contrary contained in Section 8.15:

(a)to the extent that the aggregate amount of Consolidated Capital Expenditures made by any Loan Party in any fiscal year of the Company is less than the maximum base amount of Consolidated Capital Expenditures permitted by Section 8.15 with respect to such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make additional Consolidated Capital Expenditures in subsequent fiscal years of the Company; provided that the Rollover Amount added to the amount of Consolidated Capital Expenditures permitted in any fiscal year of the Company shall not exceed $2,500,000; and

(b)no portion of the purchase price for acquiring the real property located at 9715 Business Park Avenue, San Diego, California (together with tenant improvements thereon made on or prior to November 30, 2017) in an aggregate amount not to exceed $18,000,000 will be applied to reduce the annual amount of permitted Consolidated Capital Expenditures pursuant to this Section 8.15.

2.Effectiveness; Conditions Precedent.  This Amendment shall be effective, as of the date hereof, upon satisfaction of the following conditions precedent:

(a)The Lender shall have received copies of this Amendment duly executed by the Loan Parties.

(b)The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Lender in connection with this Amendment (directly to such counsel if requested by the Lender).

4.Ratification of Loan Documents.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents.  This Amendment is a Loan Document.

5.Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms.

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, or, if such consent is required, it has been obtained.

(d)The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its Organization Documents or (ii) materially violate, contravene or conflict with any Laws applicable to it or any of its Subsidiaries.

6.Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties of the Loan Party set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (b) no event has occurred and is continuing which constitutes a Default.

7.Counterparts/Telecopy-pdf.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy or pdf shall be effective as an original.

8.Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the state of California.

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	WD-40 COMPANY, a Delaware corporation
By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Treasurer and Chief Financial Officer

GUARANTORS:	WD-40 Manufacturing Company, a California corporation
By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Treasurer and Chief Financial Officer

HPD LABORATORIES, INC., a Delaware corporation
By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Treasurer and Chief Financial Officer
HEARTLAND CORPORATION, a Kansas corporation
By: /s/ JAY W. REMBOLT
Name: Jay W. Rembolt Title: Treasurer and Chief Financial Officer

LENDER:	bank of america, n.a., as a Lender
By: /s/ CHRISTOPHER D. PANNACCIULLI
Name: Christopher D. Pannacciulli Title: Senior Vice President